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                                                                  EXHIBIT 99.1.1


                                 SCHWAB TRUSTS,
                         SCHWAB TEN TRUST, 2002 SERIES C

                            REFERENCE TRUST AGREEMENT


     This Reference Trust Agreement (the "Agreement") dated November 26, 2002, between Charles Schwab & Co., Inc., as Depositor and The Bank of New York as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Schwab Trusts, Schwab Ten Trust, 2001 Series B, and Subsequent Series, Trust Indenture and Agreement" dated June 19, 2001, and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

     WHEREAS, this Agreement is a Reference Trust Agreement as defined in
Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

     WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addenda hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section 2.5 of the Indenture; and

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that all references to "Investec Ernst & Company" shall be deleted and the following section of the Indenture is hereby amended as follows:

          (a) Paragraph (6) of Section 1.1 is amended to read as follows:

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     "'Depositor' shall mean Charles Schwab & Co., Inc. ("Schwab") or its successors in interest, or any successor depositor or depositors appointed as herein provided."

     Section 2. This Reference Trust Agreement may be amended and modified by Addenda, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated November 26, 2002, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.


                                    Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Schwab Ten Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 15,002.

          (c) For the purposes of the definition of Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/15002 as of the date hereof.

          (d) The term Record Date shall mean the fifteenth day of June and December commencing on June 15, 2003.

          (e) The term Distribution Date shall mean the last business day of June 2003 and upon termination of the Trust.

          (f) The First Settlement Date shall mean December 2, 2002.

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          (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the initial public offering period.

          (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.90 per 100 Units:

rate per 100 units                       number of Units outstanding

$0.90                                    first 5,000,000 or less
$0.84                                    next 5,000,001 - 10,000,000
$0.78                                    next 10,000,001 - 20,000,000
$0.66                                    next 20,000,001 or more

          (i) For purposes of Section 7.4, the maximum annual Depositor's fee is hereby specified to be $.25 per 100 Units outstanding.

          (j) The Termination Date shall be December 22, 2003, or the earlier disposition of the last Security in the Trust.

          (k) The fiscal year for the Trust shall end on June 30 of each year.

          (l) For purposes of Section 3.16, the Trust will have a Deferred Sales Charge as specified in and as permitted by the Prospectus.

    IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

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                                      CHARLES SCHWAB & CO, INC.


                                      By:   /s/  JIM WHITE
                                          ------------------------
                                          Authorized Signator





STATE OF CALIFORNIA                         )
                                            : ss:
COUNTY OF SAN FRANCISCO                     )

     On this 22nd day of November, 2002, before me personally appeared Jim White, to me known, who being by me duly sworn, said that he is an Authorized Signator of Charles Schwab & Co., Inc. the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                       /s/ ANDREW F. ALBRIGHT
                                       ----------------------------
                                           Notary Public

                                           ANDREW F. ALBRIGHT
                    [SEAL]                   Comm. # 1252845
                                       NOTARY PUBLIC, California
                                          SAN FRANCISCO COUNTY
                                     My Comm. Expires Feb. 7, 2004


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                                     THE BANK OF NEW YORK
                                            Trustee

                                     By:  /s/  Thomas Porrazzo
                                         --------------------------
                                               Vice President





STATE OF NEW YORK                           )
                                            : ss:
COUNTY OF NEW YORK                          )

                  On this 25th day of November, 2002, before me personally appeared Thomas Porrazzo, to me known, who being by me duly sworn, said that he/she is an Authorized Signator of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.

                                      /s/ RUDOLF E. REITMANN
                                      ------------------------------
                                          Notary Public

           RUDOLF E. REITMANN
     Notary Public State of New York
          No. 01RE5086077
     Qualified in Queens County
 Commission Expires October 6th, 2005